Aaron S. Goldberg
Attorney-at-Law
9401 Wilshire Blvd., 10th Floor
Beverly Hills, CA  90212
323-882-8024

March 24, 2008

Board of Directors
Writers’ Group Film Corp.
(the “Company”)
Glendale, CA  91204

CONSENT OF COUNSEL

I hereby consent to the use of the opinion regarding legality signed by myself as an exhibit to the Company’s Registration Statement on Form SB-2 and to the references to my firm in said Registration Statement.

Very truly yours,

/s/ Aaron S. Goldberg

Aaron S. Goldberg
Attorney-at-Law